UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2026

CARECLOUD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36529	22-3832302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clyde Road, Somerset, New Jersey, 08873

(Address of principal executive offices, zip code)

(732) 873-5133

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CCLD	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of CareCloud, Inc. (the “Registrant”) has appointed Bonnie Boyer as Chief Financial Officer, effective October 1, 2026. Ms. Boyer currently serves as Assistant Chief Financial Officer and will succeed Norman Roth, the Registrant’s Interim Chief Financial Officer.

Mr. Roth, who also serves as Corporate Controller, will transition to Advisor to the Chief Executive Officer, effective October 1, 2026.

Ms. Boyer, age 39, joined the Registrant on July 9, 2026, as Assistant Chief Financial Officer. Previously, she served as Chief Financial Officer of Guident Corp., an autonomous technology company, beginning in September 2025, where she led IPO readiness initiatives. Before joining Guident, she served as Chief Accounting Officer of Sagent M&C, a mortgage servicing software provider, from October 2024 to September 2025, and as Vice President of Finance from May 2023 to October 2024. From July 2017 to April 2023, she held senior finance roles at KEMET Corporation, which was NYSE-listed before its acquisition by YAGEO Corporation. Earlier in her career, she held external reporting roles at Ryder System, Inc. and worked at KPMG. Ms. Boyer has more than 15 years of finance leadership experience and is a Florida-licensed CPA.

There are no arrangements or understandings between Ms. Boyer and any other person pursuant to which she was appointed as Chief Financial Officer. There are no family relationships between Ms. Boyer and any director or executive officer of the Registrant, and Ms. Boyer has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On September 28, 2026, the Registrant entered into an executive employment agreement with Ms. Boyer, with an effective date of October 1, 2026. The executive employment agreement is included as Exhibit 10.1 to this report.

Ms. Boyer’s annual base salary will be $300,000 (“Base Salary”), and she will be eligible for an annual target bonus equal to 30% of her Base Salary. If Ms. Boyer’s employment is terminated without cause, she will receive six months of Base Salary continuation and Registrant-paid COBRA premiums for the same period. If the Registrant does not renew the agreement, she will receive six months of Base Salary as severance. If her employment is terminated in connection with a change of control, she will receive salary continuation for the remainder of the term, but not less than 24 months, equal to her Base Salary plus her target bonus, and Registrant-paid COBRA premiums for the same period. These payments are subject to her execution of a release of claims and her continued compliance with her non-competition and non-solicitation obligations. Ms. Boyer will be eligible to participate in benefit plans and programs generally available to other similarly-situated employees of the Registrant.

The foregoing description of the executive employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is included as Exhibit 10.1 to this report.

On September 29, 2026, the Registrant issued a press release announcing the leadership transition. The press release is included as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Bonnie Boyer Executive Employment Agreement
99.1	Press Release dated September 29, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CareCloud, Inc.

Date: September 29, 2026	By:	/s/ Norman Roth
Norman Roth
Interim Chief Financial Officer and Corporate Controller

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